Exhibit 4.3

OFFSHORE GROUP INVESTMENT LIMITED

AND EACH OF THE GUARANTORS PARTY HERETO

11 1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2015

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 1, 2011

Wells Fargo Bank, National Association,

as Trustee and Noteholder Collateral Agent

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 1, 2011, is by and among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), P2020 Rig Co., a Cayman Islands exempted company (“P2020”), Vantage Holdings Malaysia I Co., a Cayman Islands exempted company (“Vantage Holdings Malaysia”), Vantage Drilling Malaysia I Sdn. Bhd., a Malaysian company (“Vantage Drilling Malaysia”), and Vantage Drilling Labuan I Ltd., a Malaysian company (“Vantage Labuan,” and together with P2020, Vantage Holdings Malaysia and Vantage Drilling Malaysia, the “Additional Guarantors”), Vantage Drilling Company, a Cayman Islands exempted company (“Parent”), as a guarantor, together with the other existing guarantors to the Indenture (as defined below) (the “Existing Guarantors,” and together with Parent and the Additional Guarantors, the “Guarantors”) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Noteholder Collateral Agent”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 30, 2010 providing for the issuance of 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”), as amended by the First Supplemental Indenture dated as of May 20, 2011 (the “Indenture”);

WHEREAS, on the date hereof, the Company has issued $225,000,000 of Additional Notes, a portion of the proceeds of which were used by the Company to acquire the Additional Guarantors from Parent;

WHEREAS, the Indenture provides that under certain circumstances certain Subsidiaries of Parent or the Company will be required to become a guarantor under the Indenture and that such additional guarantors will, among other things, execute and deliver to the Trustee a supplemental indenture and Note Guarantee pursuant to which each such additional guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein; and

WHEREAS, pursuant to Section 9.01 (“Without Consent of Holders”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Agreement to Guarantee. Each of the Additional Guarantors hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and the Indenture, including but not limited to Section 4.13 and Article 11 thereof, and subject to the limitations therein.

2. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

5. Indenture Documents. Except as expressly amended hereby or in connection herewith, the Indenture Documents are in all respects ratified and confirmed and all the terms shall remain in full force and effect and the Company and every Guarantor acknowledge that they are bound hereby and thereby. This Supplemental Indenture shall form a part of the Indenture for all purposes and all terms and conditions of both shall be read together as though they constitute a single instrument.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and Noteholder Collateral Agent in this Supplemental Indenture shall bind their successors.

8. Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

9. Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

10. Trustee Disclaimer. The Trustee and Noteholder Collateral Agent accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Noteholder Collateral Agent, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee and Noteholder Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee and Noteholder Collateral Agent make no representation with respect to any such matters. Additionally, the Trustee and Noteholder Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture.

11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

OFFSHORE GROUP INVESTMENT LIMITED,
as the Company

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING COMPANY, as Parent and as a Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE HOLDING HUNGARY KFT,
as Guarantor

By:	/s/ Julia Varga
	Name:	Julia Varga
	Title:	Managing Director

By:	Linda J. Ibrahim
	Name:	Linda J. Ibrahim
	Title:	Managing Director

[Signature Page to Second Supplemental Indenture]

VANTAGE DRILLING NETHERLANDS BV,
as Guarantor

By:	/s/ Linda J. Ibrahim
	Name:	Linda J. Ibrahim
	Title:	Managing Director A

By:	/s/ J.F. Verhaert
	Name:	J. F. Verhaert
	Title:	Managing Director B Attorney in Fact on behalf of TMF Management B.V.

By:	/s/ Lucas Duysens
	Name:	Lucas Duysens
	Title:	Managing Director B Attorney in Fact on behalf of TMF Management B.V.

P2021 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

VANTAGE DRILLER I CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER II CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

MANDARIN DRILLING CORPORATION, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

P2020 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Linda J. Ibrahim
	Name:	Linda J. Ibrahim
	Title:	Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Linda J. Ibrahim
	Name:	Linda J. Ibrahim
	Title:	Director

[Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]